Exhibit 10.44

CONFIDENTIAL TREATMENT REQUESTED

WITH RESPECT TO CERTAIN PORTIONS HEREOF

DENOTED WITH “***”

CONFIDENTIAL

Dated 1st December 1999

Agreement

Between

Deutsche Shell Chemie GmbH

and

MWW Achtundzwanzigste Vermoegensverwaltungs GmbH

(to be renamed “KRATON POLYMERS GmbH”)

for the supply of l,3-Butadiene

1,3-BUTADIENE SUPPLY AGREEMENT

THIS AGREEMENT is made 1st December 1999 between:

(1)	Deutsche Shell Chemie GmbH, a company incorporated in the Federal Republic of Germany having its registered office at Koelner Str. 6, D-65760 Eschborn, Germany (hereinafter referred to as “DSC”)

acting in the name and for the account of ELENAC GmbH, Werk Wesseling, D-77694 Kehl, Germany (hereinafter referred to as “ELENAC”);

(2)	MWW Achtundzwanzigste Vermoegensverwaltungs GmbH (to be renamed “KRATON POLYMERS GmbH” having its registered office at Koelner Strasse 6, D-65760 Eschborn, Germany), a company incorporated in the Federal Republic of Germany having its registered office at Bockenheimer Landstrasse 51, D-60325 Frankfurt/M (hereinafter referred to as “PURCHASER”)

RECITALS:

(A)	ELENAC manufactures 1,3-Butadiene at its plant in Wesseling, and DSC acts as its sole agent for the sale of 1,3-Butadiene.

(B)	PURCHASER and those of its Affiliates listed in Attachment III hereto require supplies of 1,3-Butadiene to manufacture Styrene Block Copolymers (SBC’s) at its plant in Wesseling and wish to have a long-term stable supply of 1,3-Butadiene.

(C)	DSC, as agent for ELENAC, is willing to supply 1,3-Butadiene to PURCHASER and PURCHASER is willing to take delivery of 1,3-Butadiene from DSC on the terms and conditions set out in this agreement.

(D)	The 1,3-Butadiene will be supplied from ELENAC’s production plant in Wesseling, subject to the 1,3-Butadiene plant availability.

IT IS AGREED as follows:

1.	Definitions and Interpretation

1.1	In this Agreement, where the context so admits, the following words and expressions shall have the following meanings:

“Affiliate”	means in relation to DSC, N.V. Koninklijke Nederlandsche Petroleum Maatschappij. The “Shell” Transport and Trading Company, p.l.c. and any other company other than DSC which is directly or indirectly affiliated with the first mentioned companies or either of them.

means in relation to PURCHASER, any company which is directly or indirectly affiliated with PURCHASER.

For the purposes of this definition, a particular company is:

(i)     directly affiliated with another company or companies if the latter hold(s) shares or similar entitlements carrying fifty per cent (50%) or more of the votes exercisable at a general meeting of shareholders (or its equivalent) of the particular company; and

(ii)    indirectly affiliated with a company or companies (“the parent company or companies”) if a series of companies can be specified, beginning with the parent company or companies and ending with the particular company, so related that each company or companies, except the parent company or companies, is directly affiliated with one or more of the companies earlier in the series;

“Agreement”	means this 1,3-Butadiene supply agreement including its Attachments;

“EMU Legislation”	means the legislative measures of the Council of the European Union providing for the introduction of, changeover to, or operation of, the Euro;

“Euro”	means the single currency of the Participating Member States in the Third Stage;

“ICIS”	means (Independent Commodity Information Services) the weekly publication of the ICIS-LOR Group;

“Month”	means a calendar month;

“Participating Member States”	means those member states of the European Union from time to time which adopt a single, shared currency in the Third Stage, as defined and identified in the EMU Legislation;

“Platts”	means Platt’s Marketscan, the daily (UK-workdays) quotations service published by Standard & Poor’s a Division of The Mc Graw-Hill Group;

“Product”	means 1,3-Butadiene complying with the specifications set out in Attachment I;

“Quarter”	means a period of three consecutive months commencing 1 January, 1 April, 1 July and 1 October in any Year;

“Third Party”	means any third party other than DSC and PURCHASER and their respective Affiliates;

“Third Stage”	means the third stage of European economic and monetary union pursuant to the Treaty establishing the European Community (as amended from time to time);

“Tonne”	means one thousand kilograms;

“Volume”	means the amount of Product supplied by DSC to PURCHASER under this Agreement;

“Year”	means a calendar year.

1.2	References in this Agreement to Clauses and Attachments are to Clauses in and Attachments to this Agreement. The Recitals and Attachments to this Agreement form part of this Agreement.

1.3	Headings are inserted for convenience only and shall not affect the construction of this Agreement.

1.4	The masculine gender shall include the feminine and neuter and the singular number shall include the plural and vice versa.

2.	Supply and Purchase of Product

2.1	It is the intention of both parties to this Agreement that the supply of Product under this Agreement will be sufficient to meet the needs of PURCHASER for the Product in Wesseling. PURCHASER acknowledges that if and to the extent that its demand for 1,3-Butadiene is in excess of the existing 1,3-Butadiene consumption of the present Elastomers production facilities of ELENAC, then this increased demand can be met by DSC only following the giving of an adequate period of advanced notice to DSC, such notice period to be determined by DSC, so as to enable DSC to terminate in accordance any binding obligations, which DSC may have to make deliveries to other customers, thereby making available sufficient 1,3-Butadiene quantities for the supply to PURCHASER to the increased demand of PURCHASER.

2.2	Notwithstanding the provisions of sub-clause 2.1 DSC shall supply to PURCHASER up to 47,000 Tonnes of Product per Year, and PURCHASER shall purchase at least 30,000 Tonnes of Product per Year.

2.3	The obligation of PURCHASER to take delivery of Product may be taken over wholly or in part by one or more of those of its Affiliates listed in Attachment III. In the event that an Affiliate of PURCHASER takes delivery of Product at a location other than Wesseling the price as set out in clause 7 will be fob Wesseling.

2.4	In the event that ELENAC’s 1,3-Butadiene plant does not have sufficient Product available to supply to PURCHASER, DSC has the right to supply Product from other sources provided that such Product complies with the Specifications set out in Attachment I hereto, subject to agreement of terms and conditions for the supply of those volumes between PURCHASER and DSC. DSC will only start to supply Product from any other source following receipt of approval from PURCHASER.

In the event that DSC and PURCHASER cannot agree on a price for such volumes, PURCHASER shall have the right to buy at own risk and cost 1,3-Butadiene and DSC commits to provide the use of the loading, unloading, storage and transport systems of ELENAC, at a cost to be agreed between DSC and PURCHASER from time to time.

3.	Quality

3.1	DSC warrants that all Product supplied to PURCHASER shall comply with the specifications set out in Attachment I unless otherwise agreed. DSC does not grant any further warranty as to the quality and/or the suitability of the Product.

3.2	In the event that PURCHASER considers that the quality of Product delivered to it pursuant to this Agreement does not comply with the Specification set out in Attachment I. PURCHASER shall give written notice specifying the nature of its complaint and the parties and a representative of Elenac shall promptly meet so as to resolve that complaint and limit the damage to the Parties. In the absence of any agreement to resolve the complaint the parties shall appoint at their joint cost a mutually acceptable independent surveyor to examine whether the quality of Product as delivered complied with the Specifications set forth in Attachment I. Such surveyor shall act as an expert and, in the absence of manifest error, his decision shall be final and binding.

3.3	In the event that Product supplied by DSC to PURCHASER is proved to have failed to meet the specifications set out in Attachment I. DSC shall compensate PURCHASER in respect of its actual losses and/or damage sustained up to a maximum of the invoice value of the defective Product.

3.4	In the absence of any written notice from PURCHASER to DSC within 15 days after delivery of the Product, the Product shall be deemed to have been delivered and accepted by PURCHASER in a satisfactory condition and in all respects in accordance with the specifications and DSC shall have no liability to PURCHASER with respect to that delivery.

4.	Scheduling and Nomination

4.1	Both PURCHASER and DSC shall use their reasonable endeavours to purchase and supply Product approximately evenly spread throughout the Year.

4.2	By 1st July in each Year, PURCHASER shall submit, in writing, a non-binding volume estimate of its requirements for Product in the following Year and a non-binding estimate for the 4 Years thereafter following the format in Attachment II.

By 1st October in each Year, PURCHASER shall submit, in writing, a revised volume estimate of its requirements for Product in the following Year by Quarter (the “Annual Volume of Product”), such revised volume estimate to be consistent with ELENAC’s 1,3-Butadiene production capabilities as advised to PURCHASER by DSC from time to time. The Annual Volume of Product shall be within the range of volumes set out in clause 2.2. subject to the provisions of clauses 4.1 and 4.5.

4.3	Subject to Clauses 4.1 and 4.2 PURCHASER will notify DSC of its monthly requirement for the supply of Product for each Month on the basis of a rolling three months programme. This programme will be revised and updated on a monthly basis and will be made available to DSC no later than eight working days before the beginning of the first Month on the three months programme. The Volume estimate for the first Month of any three Months programme is binding on PURCHASER. The PURCHASER shall be entitled to alter the volume estimate for the second Month by a maximum of [***] [Confidential Treatment Requested] and the volume for the third month is indicative only.

4.4	DSC shall confirm to PURCHASER within 2 working days of the receipt of the notification referred to in Clause 4.3 the volume for the first Month. Upon confirmation from DSC, which shall not be unreasonably withheld, the commitment from both parties shall be binding.

4.5	PURCHASER and DSC shall inform each other at the earliest opportunity, but not later than six months before it occurs, of any planned shutdown or maintenance programme, and its duration, which may affect DSC’s capability to supply, or PURCHASER’s capability to purchase, Product.

5.	Delivery Terms

5.1	DSC shall supply Product by pipeline from ELENAC’s production facilities in Wesseling on a CPT basis to PURCHASER’s plant at Wesseling.

5.2	To the extent not inconsistent with any terms of this Agreement, Incoterms (1990 edition) shall apply.

5.3	Title and risk in the Product shall pass from DSC to PURCHASER at the flange of PURCHASER’s plant at Wesseling.

6.	Quantity Measurement

6.1	The invoice quantity shall be determined by DSC based on the reading given by its calibrated flow meters, corrected for temperature.

6.2	DSC shall be responsible for the upkeep and maintenance of its calibrated flow meters.

6.3	DSC shall arrange for the testing and calibration of all its tanks and calibrated flow meters on a regularly scheduled basis.

6.4	If at any time PURCHASER has reasonable grounds to suspect that any measuring equipment is not accurate in any respect, the discrepancy or suspected discrepancy shall be immediately reported to DSC in writing along with any evidence in support of such claim and DSC shall arrange for the testing of the relevant piece of measuring equipment.

6.5	If any piece of measuring equipment fails to register or, upon test, is found not to be within +/- 0.5 percent accuracy then, for the purposes of this Agreement, a reasonable adjustment in accordance with generally accepted engineering practices shall be made correcting all measurements made with that piece of measuring equipment. Such adjustments shall reflect, if determinable, the actual period during which any inaccurate measurements were made. If such period cannot be determined it shall be deemed to be such period as shall be equal to one-half of the time from the date of the previous test of such measurement equipment, provided that the period covered by any such correction shall not exceed 6 months.

7.	Price

7.1	The Monthly invoice price, in Euro/Tonne CPT Wesseling, to be paid by PURCHASER to DSC for Product sold and delivered hereunder in a given year shall be determined in accordance with the following price formula:-

[***] [Confidential	Treatment Requested]

7.2	Prices will be subject where applicable to VAT, Excise Duty and any other government tax or duty.

7.3	If Platt’s cease the above services (including, for the avoidance of doubt, if Platt’s ceases to publish average [***] [Confidential Treatment Requested] as published in Platt’s under the heading BARGES FOB Rotterdam then the Parties shall meet to agree an alternative publication or price to be used to determine appropriate quotations.

If ICIS cease the above services (including, for the avoidance of doubt, if ICIS ceases to publish a European Quarterly Contract Price FD NWE for BUTADIENE) then the Parties shall meet to agree an alternative publication or price to be used to determine appropriate quotations.

8.	Invoicing and Payment

8.1	DSC shall issue to PURCHASER a monthly invoice in Euro within 5 calendar days following the Month in which the deliveries took place.

8.2	PURCHASER shall make payment against each invoice in Euro (or any other currency as agreed between the parties) no later than [***] [Confidential Treatment Requested] calendar day after the Month of delivery.

8.3	If the appropriate data is not available to calculate the invoice price, the most recently calculated invoice price shall be used for all subsequent deliveries until the correct invoice price can be calculated. If this procedure results in an overcharge or undercharge, an adjustment shall be made to the next invoice for the amount of the overcharge or undercharge.

8.4	In case of any payment obligation owed to DSC by any of PURCHASER’s Affiliates in accordance with this Agreement, PURCHASER shall unconditionally guarantee such payment obligations.

9.	Term and Termination

9.1	The Agreement shall become effective on the 1st October 1999 and shall remain in force until the earlier of termination in accordance with Clause 9.2, 9.3 or 9.4 below and the “PRODUCTION AGREEMENT” between ELENAC and PURCHASER.

9.2	If at any time during the term of this Agreement:

9.2.1	Either party goes bankrupt or in liquidation or shall cease to carry on business, the other party may terminate this Agreement with immediate effect.

9.2.2	Either party or any of their Affiliates fail to perform their obligations under this Agreement and do not remedy that failure within 60 (sixty) days of receipt of written notice from the other party, then the other party shall be entitled (without prejudice to its other rights and remedies) to terminate this Agreement with immediate effect.

9.3	If ELENAC decides to cease operation of its 1,3-Butadiene manufacturing in Wesseling or PURCHASER decides to cease operation of its Styrene Block Copolymers (SBC’s) manufacturing in Wesseling, in either case the party deciding to cease such operation may terminate this Agreement at any time subject to notice of termination in writing of not less than 1 year.

9.4	In the event that ELENAC has ceased operation of its 1,3-Butadiene manufacturing in Wesseling, but PURCHASER continues to operates its Styrene Block Copolymers (SBC’s) manufacturing in Wesseling; DSC hereby grants for and on behalf of Elenac to the PURCHASER to utilise the loading, unloading, storage and transport systems of ELENAC, at cost, for the purpose of continuing to receive such 1,3-Butadiene.

10.	General

10.1	This Agreement shall be binding upon and shall enure for the benefit of the permitted assignees of the parties.

10.2	No failure to exercise, and no delay or forbearance in exercising, any right or remedy in respect of any provision of this Agreement shall operate as a waiver of such right or remedy.

10.3	Variations of this Agreement shall not be effective unless made in writing signed by duly authorised representatives of the parties.

11.	Notices

Any notice required to be given by either party to the other shall be in writing and shall be deemed validly served by hand delivery or by prepaid registered letter, sent through the post to its address given below, or such other address as may from time to time be notified for this purpose and any notice served by hand shall be deemed to have served on delivery, and any notice served by prepaid registered letter shall be deemed to have been served 48 hours after the time of which it was posted, and in proving service it shall be sufficient (in the case of service by hand or prepaid registered letter) to prove that the notice was properly addressed and delivered or posted, as the case may be.

PURCHASER	DSC
MWW Achtundzwanzigste Vermoegensver-	Deutsche Shell Chemie GmbH
waltungs GmbH (to be renamed “KRATON
POLYMERS GmbH”)
Bockenheimer Landstrasse 51	Koelner Str. 6

D-60325 Frankfurt/M	D-65760 Eschborn

12.	Force Majeure

12.1	Neither party shall be under any liability to the other whether in contract or in tort due to the first party being delayed or hindered in or prevented from performing any or all of its obligations under this Agreement by reason of fire, explosion, accident, flood, act of God, war, riot, labour dispute, strike, lockout, plant breakdown, shortage or non-availability of raw materials or any other cause (whether or not of the same nature as the foregoing) not reasonably foreseeable at the date of this Agreement and beyond the reasonable control of the party in question.

12.2	If either party is unable to perform any of its obligations under this Agreement by reason of any of the causes mentioned in Article 12.1 above or if either party considers it likely that it may become so unable, then that party shall as soon as reasonably practicable notify the other of the nature, estimated extent and duration of such inability. In case of any reasonable doubt as to occurrence of any of the causes mentioned in Article 12.1, preventing a party to fulfill its contractual obligations under this Agreement, the other party has the right to have any of such causes confirmed by an independent auditor, subject to the approval of the other party, such approval not to be unreasonably withheld. In such an auditing process, the party declaring Force Majeure will give access to any necessary information available to that party, unless that party is bound by secrecy agreements. However it being explicitly understood that all decisions concerning health, safety and environmental matters shall be at the sole discretion of the party declaring Force Majeure. The party affected by Force Majeure shall use all reasonable efforts to remedy the event of Force Majeure as soon as possible.

12.3	In the event of a shortage of Product due under this Agreement, caused by reasons as defined in Article 12.1, the Volume to be delivered in the period affected by Force Majeure shall be reduced on a [***] [Confidential Treatment Requested] with quantities to be delivered under binding contracts in existence at the time the Force Majeure event occurred or could reasonably be anticipated.

12.4	Lack of funds shall not be Force Majeure.

12.5	Neither party shall be entitled to rely on Force Majeure to relieve it from an obligation to pay money which would otherwise be payable under this Agreement (save to the extent and for the period that payment of the same cannot be made by reason of bank strike or similar occurrence).

13.	Liability

13.1	Subject to Clause 13.3, in the event that Product supplied under this Agreement does not accord with the specifications set out in Attachment I, DSC shall compensate PURCHASER in respect of its actual losses and/or damage sustained up to a maximum of the invoice value of the defective Product and DSC shall have no other liability in contract or in tort or in any other way for any loss or damage to PURCHASER arising from any act or omission in or relating to the supply or failure to supply Product under this Agreement.

13.2	Subject to Clause 13.3, neither party shall be liable to the other for loss of profits, loss of margin, loss of use, loss of contract, loss of goodwill or any indirect or other consequential losses of any nature whatsoever, whether or not caused by or resulting from the negligence of such party or breach of its statutory duties or a breach of its obligations under this Agreement howsoever caused.

13.3	Nothing in this Agreement shall exclude, restrict or limit any liability of DSC for:

(i)	death or personal injury resulting from negligence as defined in the Unfair Contract Terms Act 1977; or

(ii)	fraud or any other matter if and to the extent that, under English law, liability for it cannot be excluded, restricted or limited as against PURCHASER in the context of this Agreement.

13.4	To the extent that DSC is in breach of any supply obligation under this Agreement, or if DSC has failed to supply Product pursuant to an event of Force Majeure which has, in any case, resulted in a shortfall in supply or failure in supply of Product to PURCHASER under this Agreement, PURCHASER shall, upon prior written notice to DSC of such intention, have the right to purchase elsewhere at its own risk and cost, such quantities of Product as may be necessary to cover the shortfall in its requirements resulting from the shortfall in, or failure to, supply to it during the period of such shortfall or failure to supply.

Any quantities of Product purchased by PURCHASER from Third Parties in this context shall be deducted from the Annual Volume of Product on an equivalent basis provided PURCHASER gives DSC notice as soon as is reasonably practicable of any such purchase of Product.

14.	Assignment

Either Party may at any time, with the prior written consent of the other Party (such consent not to be unreasonably withheld or delayed), assign all or any part of the benefit of, or its rights and benefits under this Agreement except that no consent shall be required in the case of an assignment to an Affiliate or Affiliates or in the case of an assignment to a Third Party, when the Third Party also becomes at the same time by the way of assignment the PURCHASER under the Production Agreement.

15.	Confidentiality

Each party shall ensure that unless the other party gives its prior written consent no information regarding the contents of this Agreement shall be disclosed except to an Affiliate and only then, if and to the extent such Affiliate needs to know the terms and conditions of this Agreement. The party in question shall ensure that the Affiliate in question is notified of the confidential nature of this Agreement and that such Affiliate enters into an appropriate confidentiality undertaking.

16.	Hardship

If at any time during this Agreement either party is of the view that there has been a substantial change in business, monetary, technical or commercial conditions (excluding changes in the market price of 1.3-Butadiene and any other of the afore-mentioned changes that are to be borne by either party pursuant to the purpose of this Agreement) as a result of which that party suffers material hardship in complying with this Agreement, that party may notify the other in writing that it wishes to meet and review the conditions of the Agreement in the light of the changed business conditions. The parties shall meet to discuss in good faith appropriate means, if any, to alleviate or mitigate the effects of such hardship in a manner equitable to both parties.

17.	Severability

17.1	If any of the provisions of this Agreement is or becomes illegal, void or unenforceable under the law of any jurisdiction, such provision shall be deemed to be deleted from this Agreement and the remaining provisions of this Agreement shall remain and continue in full force and effect.

17.2	The invalidity of one or more provisions of this Agreement shall not affect:-

17.2.1	the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

17.2.2	the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Agreement.

18.	Governing Law and Arbitration

18.1	This Agreement shall be governed by and construed in accordance with English law.

18.2	In the event any dispute, controversy, or difference of opinion, arises between the parties hereunder out of or in relation to or in connection with this Agreement or the breach thereof, the parties agree that all disputes arising in connection with the present Agreement shall be finally settled under the rules of conciliation and arbitration of the International Chamber of Commerce in Paris by three (3) arbitrators appointed in accordance with those rules. The place of arbitration shall be Paris and the language shall be English.

19.	Counterparts

19.1	This Agreement may be executed in any number of counterparts, and by the Parties on separate counterparts, but shall not be effective until each Party has executed at least one counterpart.

19.2	Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute but one and the same instrument.

IN WITNESS whereof this document has been signed by duly authorised persons on behalf of the Parties the day and year first before written.

MWW Achtundzwanzigste Vermoegensverwaltungs (to be renamed “KRATON POLYMERS GmbH”)
Deutsche Shell Chemie GmbH Eschborn _____, 1999	13 _________, 2000

/s/ Illegible	/s/ Illegible

Attachment I

Special Quality Requirement 1,3-Butadiene ELENAC, Wesseling				Signed

PRODUCT CODE REFERENCE DATE OF ISSUE	[***] [Confidential Treatment Requested] ELENAC, Wesseling -SUO- Revision Nr. 6; 25. 3. 1998

PROPERTY	Unit	Specification Method	ELENAC Wesseling SPEC.	Revised
1,3-Butadiene	g/100 g	***	***

***

***	mg/kg	***	***

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***	g/100 g	***	***

***	mg/kg	***	***

***		***	***

***	mg/100 ml	***	***

***	mg/kg	***	***

***	mg/kg	***	***

***	mg/kg	***	***

As not all performance requirements for the manufacture of Styrene Block Copolymers can be captured in analysed species and properties a pilot plant performance test followed by demonstration of performance in the commercial plant forms part of these Product Specifications Parties will meet on a regular basis to discuss the quality trends of Product.

[***] [Confidential Treatment Requested]

Attachment II

Estimated take-off scheme of Volume (in kilo Tonnes)

Contract Total	1999 (pro rata)	2000	2001	2002	2003

Wesseling	***	***	***	***	***

[***] [Confidential Treatment Requested]

Attachment III

List of PURCHASER Affiliates

INVOICE ADDRESS	SHIP TO